CONSENT OF INDEPENDENT PUBLIC AUDITORS

                           WITH RESPECT TO FORM S-8



As independent public auditors, we hereby consent to the incorporation by reference of our report, dated March 11, 1994, appearing in the USG Corporation Investment Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1993, into USG Corporation's previously filed Registration Statements No. 2-94787 and 33-9948 Form S-8. It should be noted that we have not examined any financial statements of the Investment Plan subsequent to December 31, 1993, or performed any audit procedures subsequent to the date of our report.



                                                /s/ Hill, Taylor & Co.



Chicago, Illinois
March 11, 1994